Exhibit 10.17
OPTION CERTIFICATE
NONQUALIFIED STOCK OPTION (Non-Assignable)
For XXXX Shares
To Purchase Common Stock of Forrester Research, Inc.
Issued Pursuant to the Forrester Research, Inc. 2006 Equity Incentive Plan (“Plan”)
     THIS CERTIFIES that on ___ XX, 200___ (“Issuance Date”) First Last (the “Holder”), an employee of Forrester Research, Inc. (the “Company”) or an Affiliate that is also a “subsidiary corporation” (as defined in Section 424 of the Code) with respect to the Company, was granted an option (the “Option” or this “Option”) to purchase all or any part of X,XXX fully paid and non-assessable shares (“Shares”) of Common Stock (par value of $.01 per share) of the Company at the option price $XX.XX per share, which is not less than the fair market value of the Shares on the date of grant of this Option, upon and subject to the following terms and conditions:
     1. Nature of Option. This Option is to be treated for all purposes as an option that does not qualify as an incentive stock option as defined in Section 422 of the Code. This Option is intended not to constitute or provide for “nonqualified deferred compensation” subject to Section 409A of the Code. The right and option to purchase shares hereby granted shall be exercisable as provided in Paragraph 3 hereof, in accordance with the determination made by the Compensation and Nominating Committee (the “Committee”) of the Company’s Board of Directors administering the Plan.
     2. Expiration. This Option shall expire on X, 20___ (“Expiration Date”).
     3. Vesting and Exercise. This Option shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, and during the lifetime of the Holder may be exercised only by the Holder.
     Except as provided below in this Paragraph 3, this Option will not vest and may not be exercised unless the following conditions have been met: [This paragraph will provide that the Option will become exercisable upon achievement of specific performance goals, as determined by the Committee, which may relate to Company performance, individual performance or both, and may have multiple vesting dates, goals and portions of Shares that are subject to such vesting.] Except as otherwise permitted herein, if the Holder’s employment is terminated prior to the full vesting of the Option, all rights with respect to any unvested portion shall be forfeited and the remaining portion shall remain exercisable, if at all, in accordance with Paragraph 6 below.
     Notwithstanding the foregoing, the unvested portion of this Option shall vest to the extent, if any, provided in and in accordance with the provisions of Section 7(a) of the Plan (pertaining to “Covered Transactions”) in the circumstances described in said Section 7(a).
     This Option shall be exercised by the delivery of a written notice duly signed by the Holder, together with this Option certificate, and the full purchase price of the Shares purchased pursuant to the exercise of this Option, to the Committee or an officer of the Company appointed by the Committee for the purpose of receiving the same. This Option may not be exercised at any time when such Option, or the exercise or payment thereof, may result in the violation of any law or governmental order or regulation.
     Payment for the Shares purchased pursuant to the exercise of this Option shall be made in full at the time of the exercise of the Option (a) by check payable to the Company, or (b) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.
     4. Delivery of Shares. Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the person entitled thereto the number of Shares purchased pursuant to the exercise of the Option.
     5. Withholding. In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or its subsidiaries shall be required to withhold any amount by reason of any federal, state, or local tax rules or regulations in respect of the issuance of Shares to the Holder pursuant to the Option or upon the disposition of any such Shares, the Company or any such subsidiary shall be entitled to satisfy such withholding obligations in accordance with the terms of Section 6 of the Plan.
     6. Termination. Notwithstanding Paragraph 3 above, this Option, to the extent unexercised, shall terminate immediately upon the earliest to occur of the following:
     (a) The Expiration Date of the Option;
     (b) The expiration of three months from the date of termination of the Holder’s employment by the Company or any of its subsidiaries (other than a termination described in subparagraph (c), (d), or (e) below); provided, that if the Holder shall die during such three-month period, the time of termination of the unexercised portion of the Option shall be determined under the provisions of subparagraph (d) below, subject to subparagraph (a) above;
     (c) The expiration of one year from the date of termination of the employment of the Holder due to permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (other than a termination described in subparagraph (e) below);
     (d) The expiration of one year following the Holder’s death if it occurs while Holder is employed by the Company or its subsidiaries; or
     (e) The termination of the Holder’s employment by the Company or any of its subsidiaries if such termination constitutes or is attributable to a breach by the Holder of an employment agreement with the Company or its subsidiaries, or if the Holder is discharged for cause. The Committee shall have the right to determine whether the Holder has been discharged for breach or for cause and the date of such discharge, and such determination of the Committee shall be final and conclusive.
     7. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

     8. Rights of Holder. Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company or any of its subsidiaries, or derogate from the right of the Company or any of its Subsidiaries to retire, request the resignation of, or discharge the Holder at any time, with or without cause. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company or its subsidiaries, either at law or equity, and the rights of the Holder are limited to those expressed herein and in the Plan and are not enforceable against the Company or its subsidiaries, except to the extent set forth herein.
     9. Exclusion from Pension Computations. By acceptance of the grant of the Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensation and will not be taken into account as “wages,” “salary,” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit-sharing, bonus, or deferred compensation plan of the Company, or its subsidiaries.
     10. Registration; Legend. Without limiting the generality of Section 8 of the Plan, the Company may postpone the issuance and delivery of Shares upon any exercise of the Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same classes are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Holder shall make such representations and furnish such information as, in the opinion of counsel for the Company, may be appropriate to permit the Company to issue the Shares in compliance with the provisions of the Securities Act of 1933, as amended, or any comparable act. The Company may cause an appropriate legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of the Option unless counsel for the Company is of the opinion as to any such certificate that a legend is unnecessary.
     11. Amendment. The Committee may, with the consent of the Holder in the case of an amendment that adversely affects the Holder’s rights under the Option, at any time or from time to time, amend the terms and conditions of the Option.
     12. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at its office at 400 Technology Square, Cambridge, Massachusetts 02139, or at such other address as the Company by notice to the Holder may designate in writing from time to time; to the Holder, at the address shown below his signature on this Option certificate, or at such other address as the Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.
     13. Incorporation of Plan; Interpretation. The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms, conditions, and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations, and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

     Unless otherwise indicated to the contrary herein, defined terms used in this Option certificate shall have the same meaning as used in the Plan.
     IN WITNESS WHEREOF, the parties have signed this certificate on the date first above written.
Forrester Research, Inc.

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ACCEPTED AND AGREED TO:

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